Exhibit 4.20

Arena Investors, LP

Cowcumbla Investments Pty Ltd

Mortgage Terms Deed

Australian Oilseeds

101 Collins Street

Melbourne VIC 3000 Australia T +61 3 9614 1011

F +61 3 9614 4661

www.allens.com.au

© Allens Australia 2024

Allens is an independent partnership operating in alliance with Linklaters LLP.

Mortgage Terms Deed

Contents

1	Definitions and Interpretation	1

1.1	Definitions	1
1.2	Securities Purchase Agreement definitions	3
1.3	Interpretation	4
1.4	Document or agreement	5
1.5	Determination, statement and certificate	5
1.6	Benefit of Mortgage and this Deed	5
1.7	Binding on signatories	5
1.8	Consents and opinion	5

2	Agreement of Terms for Mortgage	5
		5
3	Mortgage	5
		5
4	Dealing with Secured Property	5

5	Covenant and Warranty	6

5.1	Covenant to pay and perform	6
5.2	Warranty	6
5.3	Tacking	6

6	Further Assurances and Caveats	6

7	Secured Property and Adjoining Land	7

8	Building and other Works	7

8.1	Consents and Authorisations	7
8.2	General obligations	7
8.3	Right to take over Works	8
8.4	No duty of care	8

9	Particular Circumstances and Properties	8

9.1	Subdivision	8
9.2	Licensed premises	8
9.3	Mortgage of Lease	8
9.4	Rural Land	8
9.5	Appointment of Controller	8
9.6	Appointment	8
9.7	Agent of Mortgagor	8
9.8	Receiver’s powers	9
9.9	Receiver appointed after commencement of Liquidation	10
9.10	Powers exercisable by the Mortgagee	11
9.11	Withdrawal	11

10	Power of Attorney	11

11	Completion of Blank Securities	11

12	Performance of Mortgagor’s Obligations	12

13	Inspection	12

14	Statutory Powers	12

14.1	Powers in augmentation	12
14.2	Leasing	12
14.3	Notice not required	12

15	Application of Money Received	13

15.1	Order	13

page (i)

Mortgage Terms Deed

15.2	Money actually received	13
15.3	Amounts contingently due	13
15.4	Notice of subsequent Security	14
15.5	Conversion of currencies on application	14

16	Other Security over Secured Property	14

17	Protection of Beneficiaries, Controller and Attorney	14

18	Protection of Third Parties	15

18.1	No enquiry	15
18.2	Receipt	15

19	Expenses, Indemnity	15

19.1	Expenses	15
19.2	Indemnity	16

20	Currency Indemnity	16

20.1	General	16
20.2	Reimbursement	16

21	Interest on Overdue Amounts	16

21.1	Accrual and payment	16
21.2	Rate	17

22	Certificate as to Amount of Secured Money	17

23	Survival of Obligations	17

24	Continuing Security	18

25	Other Securities	18

26	Waivers, Remedies Cumulative	18

27	Severability of Provisions	18

28	Moratorium Legislation	18

29	Assignments	19

30	Notices	19

31	Authorised Officers	19

32	Governing Law and Jurisdiction	19

33	Third Party Provisions	20

33.1	Security not to be affected	20
33.2	Principal and independent obligation	20
33.3	No marshalling	21
33.4	No competition	21
33.5	Suspense of amounts received	21
33.6	Rescission of payment	21
33.7	Variation	22
33.8	Indemnity	22

34	Set-Off	22

35	Acknowledgement by Mortgagor	22

Schedule 1	23

Notice Details	23

Schedule 2	24

Subdivision	24

Schedule 3	26

Licensed Premises	26

Schedule 4	28

Mortgage of Lease	28

Schedule 5	29

Rural Land	29

page (ii)

Mortgage Terms Deed

This Deed is made on March 22, 2024

Parties

1	Arena Investors, LP, a Delaware limited partnership of 405 Lexington Avenue, 59th Floor, New York, NY 10174 (the Mortgagee).

2	Cowcumbla Investments Pty Ltd (ACN 155 048 454) of Unit 2, 100 Park Road, Slacks Creek, QLD 4127 (the Mortgagor).

Recitals

A	From time to time, the Mortgagor may wish one or more Beneficiaries to provide financial accommodation to or for the account of the Mortgagor or another person.

B	To secure repayment of that accommodation, among other things, the Mortgagor may enter into the Mortgages.

C	The parties wish to agree the terms that will apply to each Mortgage.

It is agreed as follows.

1	Definitions and Interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise.

Ancillary Security means any Security, Guarantee or other document or agreement at any time created or entered into by the Mortgagor as security for any Secured Money, and includes any other Mortgage.

Attorney means any attorney appointed under this Deed, a Mortgage or any Ancillary Security.

Authorisation includes:

(a)	any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Government Agency; or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Government Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

Authorised Officer means:

(a)	in respect of the Mortgagor, any director or secretary, or any person nominated as an Authorised Officer by the Mortgagor by a notice to the Mortgagee accompanied by certified copies of signatures of all new persons so appointed; and

(b)	in respect of a Beneficiary, any person whose title or acting title includes the word Chief, Counsel, Executive, Head, Manager, Director or President or cognate expressions, or any secretary or director or any lawyer acting for a Beneficiary.

Beneficiary means:

(a)	the Mortgagee;

(b)	any other person which the Mortgagor and the Mortgagee agree is to be a Beneficiary for the purposes of this Deed; or

Mortgage Terms Deed

(c)	any successor, substitute or assign of any of the above.

Controller means a Receiver or a person appointed as the Mortgagee’s agent in relation to the Mortgage or any Ancillary Security.

Event of Default has the meaning given to that term in the Debentures, and also includes the events specified in clauses 1.12 (Default) of Schedule 2 and clause 1.4 (Default) of Schedule 3.

Finance Debt means indebtedness (whether actual or contingent) in respect of money borrowed or raised or other financial accommodation. It includes indebtedness under or in respect of:

(a)	a Guarantee of Finance Debt or a Guarantee given to a financier;

(b)	a Lease;

(c)	a swap, option, hedge, forward, futures or similar transaction;

(d)	an acceptance, endorsement or discounting arrangement;

(e)	a redeemable share or redeemable stock; or

(f)	the deferred purchase price (for more than 90 days) of an asset or service,

(g)	or an obligation to deliver assets or services paid for in advance by a financier or otherwise relating to a financing transaction.

Government Agency means any government or any governmental, semi-governmental or judicial entity or authority. It also includes any self-regulatory organisation established under statute or any stock exchange.

Guarantee means an obligation or offer to provide funds (including by subscription or purchase) or otherwise be responsible in respect of an obligation or indebtedness, or the financial condition or solvency, of another person. It includes a guarantee, indemnity, letter of credit or legally binding letter of comfort, or an obligation or offer to purchase an obligation or indebtedness of another person.

Issuer means Australian Oilseeds Holdings Limited, an exempted company incorporated in the Cayman Islands.

Lease means an agreement under which an asset may be used, exploited, operated or managed by a person other than the owner. It includes a lease, licence, charter, hire purchase or hiring arrangement.

Liquidation includes receivership or other appointment of a controller or small business restructuring practitioner, deregistration, compromise, deed of arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, arrangement or compromise with creditors, bankruptcy.

Mortgage means:

(a)	the mortgage over 126-142 Cowcumbla Street, Cootamundra NSW and more particularly identified as Folio Identifier 12/1075678, dated on or about the date of this Deed granted by the Mortgagor in favour of the Mortgagee; or

(b)	any other mortgage granted by the Mortgagor in favour of the Mortgagee which the Mortgagor and the Mortgagee at any time agree is to be a Mortgage for the purposes of this Deed.

Power means a power, right, authority, discretion or remedy which is conferred on the Beneficiaries or a Receiver or Attorney:

(a)	by this Deed, a Mortgage or any Ancillary Security; or

(b)	by law in relation to this Deed, a Mortgage or any Ancillary Security.

Mortgage Terms Deed

Receiver means a receiver or receiver and manager appointed under this Deed, a Mortgage or any Ancillary Security.

Secured Money means all money which the Mortgagor or the Issuer (whether alone or not) is or at any time may become actually or contingently liable to pay to or for the account of a Beneficiary (whether alone or not) for any reason whatever under or in connection with a Transaction Document, whether or not currently contemplated.

It includes money by way of principal, interest, fees, costs, indemnity, Guarantee, charges, duties or expenses, or payment of liquidated or unliquidated damages under or in connection with a Transaction Document, or as a result of a breach of or default under or in connection with, a Transaction Document.

It also includes money that the Mortgagor or the Issuer would have been liable to pay but for its Liquidation or a set-off claimed by it, or some other reason.

Secured Property in relation to a Mortgage means the Mortgagor’s estate or interest from time to time in:

(a)	the land described in the Mortgage or any part of that land including all improvements and fixtures; and

(b)	any present or future Lease of or in relation to that land.

Securities Purchase Agreement means the Securities Purchase Agreement dated on 23 August 2023 between, amongst others, the Issuer and the Mortgagee, as amended from time to time.

Security means any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind. It includes:

(a)	anything which gives a creditor priority to other creditors with respect to any asset; and

(b)	retention of title other than in the ordinary course of day-to-day trading and a deposit of money by way of security.

Transaction Document means:

(a)	each Transaction Document as defined in the Securities Purchase Agreement;

(b)	this Deed;

(c)	a Mortgage; or

(d)	any Ancillary Security; or

a document or agreement entered into or provided under or in connection with, or for the purpose of amending or novating, any of the above. It includes a written undertaking by or to a party or its lawyers under or in relation to any of the above.

Works means building work, excavation or earthworks on the Secured Property, work demolishing, removing or altering any part of the Secured Property, or any building or development work required by any Government Agency in connection with the Secured Property.

1.2	Securities Purchase Agreement definitions

Definitions in the Securities Purchase Agreement apply in this Deed and each Mortgage unless the context requires otherwise or the relevant term is defined in this Deed.

1.3	Interpretation

(a)	This clause 1.3 applies to this Deed and each Mortgage (as if references to this Deed include each Mortgage).

Mortgage Terms Deed

(b)	Headings are for convenience only and do not affect interpretation.

(c)	The meaning of terms is not limited by specific examples introduced by including, or for example, or similar expressions.

(d)	Nothing in this Deed is to be interpreted against a party on the ground that the party put it forward.

(e)	The following rules apply unless the context requires otherwise.

(i)	The singular includes the plural and the converse.

(ii)	A gender includes all genders.

(iii)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(iv)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(v)	A reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this Deed.

(vi)	A reference to a party to this Deed or another agreement or document includes the party’s successors and permitted substitutes or assigns.

(vii)	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation, statutory instrument, code or other thing issued under it.

(viii)	A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

(ix)	A reference to conduct includes an omission, statement or undertaking, whether or not in writing.

(x)	Each paragraph in a list is to be construed independently. None limits any other.

(xi)	A reference to property or asset includes any real or personal, present or future, tangible or intangible property or asset (including intellectual property) and any right, interest, revenue or benefit in, under or derived from the property or asset.

(xii)	An Event of Default continues until it has been waived in writing by the Mortgagee.

(xiii)	A reference to an amount for which a person is contingently liable includes an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not under an existing obligation.

(xiv)	All references to time are to Melbourne time.

1.4	Document or agreement

A reference in this Deed or a Mortgage to:

(a)	an agreement includes a Security, Guarantee, undertaking, deed, agreement or legally enforceable arrangement whether or not in writing; and

(b)	a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.

A reference to a specific agreement or document includes it as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this Deed.

Mortgage Terms Deed

1.5	Determination, statement and certificate

Except where otherwise provided in this Deed, any determination, statement or certificate by the Mortgagee or an Authorised Officer of the Mortgagee provided for in this Deed or a Mortgage is conclusive. It binds the parties in the absence of manifest error.

1.6	Benefit of Mortgage and this Deed

If the Mortgagee is the only Beneficiary, this Deed and each Mortgage are in favour of it. If there are two or more Beneficiaries at any time, this Deed and each Mortgage is held by the Mortgagee for the benefit of itself and each other Beneficiary.

1.7	Binding on signatories

Each of this Deed and each Mortgage binds each party which signs it even if other parties do not, or if the execution by other parties is defective, void or voidable.

1.8	Consents and opinion

Except where expressly stated any Beneficiary may give or withhold, or give conditionally, approvals and consents, may be satisfied or unsatisfied, may form opinions, and may exercise its Powers under each of this Deed and any Mortgage, at its absolute discretion.

2	Agreement of Terms for Mortgage

For the purposes of each Mortgage, the parties agree as set out in this this Deed. The terms of this Deed will apply to the Mortgage and be taken to be incorporated in it. Without limitation, the parties agree that the Transaction Documents are ‘Transaction Documents’ for the purposes of the Mortgage.

3	Mortgage

(a)	Each Mortgage secures the due and punctual payment of the Secured Money.

(b)	Each of this Deed and each Mortgage is given in consideration of the Beneficiaries entering the Transaction Documents, providing or continuing advances or financial accommodation from time to time, or both, and for other valuable consideration received.

4	Dealing with Secured Property

(a)	Except with the prior written consent of the Mortgagee or as expressly permitted in any Transaction Document, the Mortgagor shall not:

(i)	create or allow to exist any Security over any Secured Property; or

(ii)	in any other way:

(A)	dispose of;

(B)	create or allow any interest in; or

(C)	part with possession of, any Secured Property.

(b)	Where by law a mortgagee may not restrict the creation of any Security over an asset ranking after the mortgage created by a Mortgage, paragraph (a) will not restrict that creation. The Mortgagor shall ensure that before that Security is created the holder of that Security enters into a deed of priority in form and substance specified by the Mortgagee.

Mortgage Terms Deed

5	Covenant and Warranty

5.1	Covenant to pay and perform

(a)	The Mortgagor shall duly and punctually pay the Secured Money. After an Event of Default (whether or not it continues) it will pay all Secured Money on demand.

(b)	The Mortgagor shall ensure that no Event of Default occurs. Without affecting the liability of the Mortgagor or the Powers of the Beneficiaries in any other respect (including where a breach of this paragraph is also a breach of another provision), the Mortgagor is not liable in damages for a breach of this paragraph but each Beneficiary may exercise its Powers following the breach.

(c)	The Mortgagor shall duly and punctually comply with its obligations under the Transaction Documents.

5.2	Warranty

The Mortgagor makes the following representations and warranties.

(a)	(Transaction Document) All its representations and warranties in the Transaction Documents are true, or if not yet made, will be true when made.

(b)	(Title) It has an absolute and indefeasible title to the Secured Property as owner of an estate in fee simple free from any Security or any other right or interest (other than the mortgage granted by the Mortgagor in favour of the Commonwealth Bank of Australia with dealing number AT222839).

(c)	(Incorporation) It has been incorporated or established in accordance with the laws of its place of incorporation or establishment, is validly existing under those laws and has power and authority to carry on its business as it is now being conducted.

(d)	(Entry) It has power to enter into this Deed and comply with its obligations under it;

(e)	(No contravention of constituent documents) This Deed and the transactions under it which involve it do not contravene its constituent documents (if any) or any law or obligation by which it is bound or to which any of its assets are subject or cause a limitation on its powers or the powers of its directors to be exceeded.

(f)	(Authorisations) It has in full force and effect the authorisations necessary for it to enter into this Deed, to comply with its obligations and exercise its rights under it and to allow them to be enforced.

(g)	(Obligations valid and binding) Its obligations under this deed are valid and binding and are enforceable against it in accordance with its terms.

5.3	Tacking

For the purpose of the law relating to tacking and further advances, where a Beneficiary is obliged to provide further financial accommodation under a Transaction Document, each of this Deed and each Mortgage will be taken to impose an obligation on the Beneficiary to provide that accommodation on the same basis as set out in the other Transaction Documents.

6	Further Assurances and Caveats

(a)	Whenever the Mortgagee requests the Mortgagor to do anything:

(i)	for more satisfactorily mortgaging, assuring or securing the Secured Property to the Beneficiaries in a manner not inconsistent with this Deed, a Mortgage or any Ancillary Security; or

Mortgage Terms Deed

(ii)	for aiding in the execution or exercise of any Power, the Mortgagor shall do it immediately at its own cost. It may include registering a Mortgage or Ancillary Security, the execution or registration of any other document or agreement, the execution and delivery of blank transfers and the delivery of documents or evidence of title.

(b)	As against the Mortgagor, the Mortgagee is entitled to hold all documents which at any time relate to the Secured Property (including certificates of title, Crown grants, Leases, surveys, insurance policies and certificates issued by a Government Agency), even if these also relate to other property of the Mortgagor.

(c)	(i)	The Mortgagor will not lodge a caveat forbidding the recording of any dealing in the Secured Property.

(ii)	If a caveat is lodged (other than a caveat lodged by the Mortgagee) and it would prevent or restrict dealings by the Mortgagee or a Receiver, the Mortgagor will promptly do everything in its power to remove it.

7	Secured Property and Adjoining Land

If any part of a structure on the Secured Property encroaches on adjoining land, then, if the Mortgagee requests, the Mortgagor agrees to:

(a)	modify or remove the structure so that it no longer encroaches upon the adjoining land; or

(b)	obtain an easement or other permission acceptable to the Mortgagee to allow the encroaching structure to remain.

8	Building and other Works

8.1	Consents and Authorisations

The Mortgagor will obtain the Mortgagee’s consent and all necessary Authorisations before the Mortgagor carries out or permits any Works, or enters into any agreement to carry them out.

8.2	General obligations

The Mortgagor will:

(a)	ensure that all Works are carried out and completed expeditiously, in a proper and workmanlike manner, with a high degree of professional skill and care and in accordance with all applicable laws, Authorisations, easements and restrictive covenants;

(b)	ensure that all Works are carried out and completed in accordance with any plans and specifications approved by the Mortgagee or any Government Agency;

(c)	ensure that the Works do not encroach on any property adjoining the Secured Property;

(d)	obtain and give to the Mortgagee any certificates requested by the Mortgagee in relation to completion, compliance or occupation of the Works;

(e)	comply fully with its obligations under any agreement to carry out Works, prudently enforce that agreement and promptly notify the Mortgagee if any default occurs under the agreement; and

(f)	not amend, assign or terminate any agreement to carry out Works, or agree or attempt to do so, without the consent of the Mortgagee.

Mortgage Terms Deed

8.3	Right to take over Works

If the Mortgagee thinks the Mortgagor is not proceeding with Works in accordance with this clause, the Mortgagee may take them over at the Mortgagor’s cost, including by varying, demolishing or stopping them as the Mortgagee sees fit.

8.4	No duty of care

If the Mortgagee monitors Works (such as inspecting or accepting any part of their construction or approving plans), the Mortgagee does so for its own purposes and does not owe the Mortgagor any duty to exercise care or skill in doing so.

9	Particular Circumstances and Properties

9.1	Subdivision

Schedule 2 applies if all or any part of the Secured Property is or becomes part of a Shared Scheme (as defined in Schedule 2).

9.2	Licensed premises

Schedule 3 applies if a Licence (as defined in Schedule 3) is required for any activity carried out on or in connection with any part of the Secured Property.

9.3	Mortgage of Lease

Schedule 4 applies to any part of the Secured Property comprising a Lease to the Mortgagor.

9.4	Rural Land

Schedule 4 applies to any part of the Secured Property which is agricultural, pastoral or horticultural land or used for forestry.

9.5	Appointment of Controller

9.6	Appointment

To the extent permitted by law, at any time after an Event of Default (whether or not it is continuing) the Mortgagee or any Authorised Officer of the Mortgagee may:

(a)	appoint any person or any two or more persons jointly or severally or both to be a receiver or receiver and manager of all or any of the Secured Property or to act as agent of the Mortgagee to exercise any of the Mortgagee’s Powers;

(b)	remove any Controller;

(c)	appoint another Controller in addition to or in place of any Controller; and

(d)	fix or vary the remuneration of any Controller.

An appointment may be made on any terms the Mortgagee thinks fit and whether or not any Beneficiary at any time has taken, or entered into possession of, any of the Secured Property. Without limiting any other method of appointment permitted by law, an appointment may be made by an instrument signed by an Authorised Officer of the Mortgagee or by, or on behalf of, the Mortgagee.

9.7	Agent of Mortgagor

Subject to clause 9.9 (Receiver appointed after commencement of Liquidation), every Receiver is the agent of the Mortgagor. The Mortgagor alone is responsible for a Receiver’s acts and defaults.

Mortgage Terms Deed

9.8	Receiver’s powers

In addition to any powers granted by law, and except to the extent specifically excluded by the terms of appointment, every Receiver has power to do anything in respect of the Secured Property that the Mortgagor could do. That includes power to do any of the following, in each case on such terms as the Receiver thinks fit.

(a)	(Take possession and manage) Take possession of, get in and manage the Secured Property.

(b)	(Sell)

(i)	Sell any of the Secured Property (whether or not the Receiver has taken possession).

(ii)	Without limitation any sale may be made:

(A)	by public auction, private treaty or tender;

(B)	for cash or on credit;

(C)	in one lot or in parcels;

(D)	either with or without special conditions or stipulations as to title or time or mode of payment of purchase money or otherwise;

(E)	with power to allow the whole or any part of the purchase money to be deferred (whether with or without any security); and

(F)	whether or not in conjunction with the sale of any property by any person.

(c)	(Options) Grant or take put or call options.

(d)	(Lease) Lease any of the Secured Property for any term (whether or not the Receiver has taken possession).

(e)	(Carry on business) Carry on or concur in carrying on any business.

(f)	(Acquire any asset) Acquire in any manner any asset (including to take it on Lease). After that acquisition it will be included in the Secured Property.

(g)	(Maintain and improve the Secured Property) Anything to maintain, protect or improve any of the Secured Property or to obtain income or returns from any of the Secured Property (including by development, sub division, construction, alteration, or repair, of any property or by pulling down, dismantling or scrapping, any property).

(h)	(Raise money)

(i)	Borrow or raise any money from the Mortgagee or any other person approved by the Mortgagee;

(ii)	give Guarantees; and

(iii)	grant any Security over any of the Secured Property to secure that money or Guarantee. That Security may rank in priority to or equally with or after, the security created by a Mortgage. It may be given in the name of the Mortgagor or otherwise.

(i)	(Lend) Lend money or provide financial accommodation.

(j)	(Sever fixtures) Sever fixtures.

(k)	(Employ) Employ or discharge any person as employee, contractor, agent, professional adviser, consultant or auctioneer for any purpose and at any remuneration and on any other terms as the Receiver thinks fit.

Mortgage Terms Deed

(l)	(Compromise) Make or accept any arrangement or compromise.

(m)	(Give receipts) Give receipts for money and other assets.

(n)	(Authorisation) Apply for, take up, transfer or surrender any Authorisation or any variation of any Authorisation.

(o)	(Perform and enforce agreements)

(i)	Perform or enforce;

(ii)	exercise or refrain from exercising the Mortgagor’s rights and powers under; or

(iii)	obtain the benefit in other ways of, any documents or agreements or rights which form part of the Secured Property and any documents or agreements entered into in exercise of any Power.

(p)	(Vary and terminate agreements) Vary, rescind or terminate any document or agreement (including surrendering or accepting the surrender of Leases).

(q)	(Take insolvency proceedings) Make debtors bankrupt, wind up companies and do any thing in relation to any actual or contemplated Liquidation (including attending and voting at meetings of creditors and appoint proxies).

(r)	(Take proceedings) Commence, defend, conduct, settle, discontinue or compromise proceedings in the name of the Mortgagor or otherwise.

(s)	(Execute documents) Enter into and execute documents or agreements on behalf of the Receiver or the Mortgagor. This includes using the Mortgagor’s seal and signing, accepting and endorsing cheques, promissory notes and bills of exchange.

(t)	(Operate bank accounts) Operate any bank account comprising part of the Secured Property and open and operate any further bank account.

(u)	(Surrender Secured Property) Surrender, release or transfer any of the Secured Property or exchange it for other property.

(v)	(Promote companies) Promote the formation of companies with a view to purchasing any of the Secured Property or assuming the obligations of the Mortgagor or otherwise.

(w)	(Delegate) Delegate to any person approved by the Mortgagee any Powers conferred on the Receiver (including delegation).

(x)	(Have access) Have access to and make use of the premises, plant, equipment, and records and accounting and other services of the Mortgagor and the services of its staff.

(y)	(Vote) Exercise any voting or other rights or powers.

(z)	(Other outgoings) Pay any outgoing or indebtedness of the Mortgagor or any other person.

(aa)	(Security) Redeem any Security or acquire it and any debt secured by it.

(bb)	(Insure) Take out insurance and make, enforce, compromise and settle all claims in respect of insurance.

(cc)	(Incidental power) Do anything incidental to the exercise of any other Power.

All of the above paragraphs are to be construed independently. None limits the generality of any other.

9.9	Receiver appointed after commencement of Liquidation

The power to appoint a Receiver may be exercised even if:

(a)	an order is made or a resolution is passed for the Liquidation of the Mortgagor; and

Mortgage Terms Deed

(b)	a receiver or receiver and manager appointed in those circumstances may not, or may not in some respects, act as the agent of the Mortgagor.

9.10	Powers exercisable by the Mortgagee

Whether or not a Receiver has been appointed, to the extent permitted by law the Mortgagee may exercise any Power of a Receiver at any time after an Event of Default (whether or not it is continuing) in addition to any Power of the Mortgagee and without giving notice. It may exercise those Powers and its Powers without taking possession or being liable as mortgagee in possession. Without limitation it may exercise those Powers and its Powers directly or through one or more agents. In the latter event anything done or incurred by an agent will be taken to be done or incurred by the Mortgagee.

9.11	Withdrawal

The Mortgagee may give up possession of any Secured Property and withdraw any receivership at any time.

10	Power of Attorney

(a)	For valuable consideration and by way of security the Mortgagor irrevocably appoints each Authorised Officer of the Mortgagee severally its attorney to do anything which:

(i)	the Mortgagor is obliged, but has failed, to do under any Transaction Document; or

(ii)	any Beneficiary or any Receiver is authorised or empowered to do under any Transaction Document or any law, but only at the times that that Beneficiary or a Receiver (if a Receiver had been appointed) would have been able to do it.

(b)	Without limitation, the Attorney may at any time:

(i)	do anything which in the opinion of the Mortgagee or the Attorney is necessary or expedient to secure, preserve, perfect or give effect to the security contained in a Mortgage (including anything under clause 11 (Completion of blank securities) or 12 (Performance of Mortgagor’s obligations)). For example, it may execute a legal mortgage, transfer, extension of mortgage, transfer of land by mortgagee, discharge of mortgage, Lease, extension or surrender of Lease, assignment, caveat and any other assurance of any Secured Property in favour of any Beneficiary, any purchaser or any nominee; and

(ii)	delegate the Attorney’s powers (including delegation).

(c)	No Attorney appointed under this Deed has power to act inconsistently with this Deed, a Mortgage or any other Transaction Document.

(d)	The appointment of an Attorney will not make any Beneficiary liable as mortgagee in possession.

11	Completion of Blank Securities

The Mortgagee, any Authorised Officer of the Mortgagee, any Receiver or any Attorney may:

(a)	complete any document which at any time is executed by or on behalf of the Mortgagor or the Issuer and deposited with any Beneficiary. It may complete it in favour of any Beneficiary, the Mortgagee on behalf of the Beneficiaries, any appointee of any Beneficiary, any purchaser or any nominee; and

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(b)	amend any particulars contained in this Deed, a Mortgage, any transfer or other instrument relating to the Secured Property as the Mortgagee may consider necessary to obtain registration or otherwise to perfect the security intended to be given by the Mortgage.

12	Performance of Mortgagor’s Obligations

If at any time the Mortgagor fails duly to perform any obligation in any Transaction Document, the Mortgagee or any person it authorises may do anything which in its opinion is necessary or expedient to make good or to attempt to make good that failure to its satisfaction.

13	Inspection

The Mortgagee or any person it authorises may inspect and copy the records of the Mortgagor related to the Secured Property and inspect the premises of the Mortgagor and its Subsidiaries and inspect the Secured Property at any time after an Event of Default (whether or not it is continuing). The Mortgagor will do everything in its power to assist that inspection and copying and ensure that its employees and officers and its Subsidiaries and their employees and officers do the same.

14	Statutory Powers

14.1	Powers in augmentation

The powers conferred on a mortgagee by law:

(a)	are in addition to the Powers conferred by this Deed, a Mortgage or any Ancillary Security;

(b)	(to the extent permitted by law) may be exercised by the Mortgagee immediately after an Event of Default occurs and at any time subsequently; and

(c)	are excluded or varied only so far as they are inconsistent with the express terms of this Deed, a Mortgage or any Ancillary Security.

14.2	Leasing

(a)	The Mortgagor may not surrender any Lease, accept any surrender of Lease or exercise any power of Leasing conferred on the Mortgagor by law unless expressly permitted or contemplated in any Transaction Document or with the prior consent of the Mortgagee.

(b)	Sub sections (3), (5), (6), (7), (8) and (9) of s106 of the Conveyancing Act 1919 (NSW) and s19 of the Conveyancing and Law of Property Act 1884 (Tas) shall not apply to any Lease granted by the Mortgagee or a Receiver under this Deed or a Mortgage.

14.3	Notice not required

(a)	To the extent permitted by law no Beneficiary is required to give notice to any person before enforcement or exercise except where specified in a Transaction Document.

(b)	The Mortgagor agrees that if any law requires any notice to be given, procedure to be followed or period of time to pass before the Mortgagee can enforce this Mortgage, appoint a receiver or exercise any other right, power or remedy

(i)	if the law allows the notice, procedure, or period to be excluded, the Mortgagee need not give notice to any person, follow the procedure, or wait for the period of time to pass, before doing any of these things; and

(ii)	if the law allows the period of time to be specified or changed, that period is one day or the shortest period the law allows (whichever is the longer).

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Without limitation this includes s57 of the Real Property Act 1900 (NSW) and s111 of the Conveyancing Act 1919 (NSW).

15	Application of Money Received

15.1	Order

To the extent permitted by law, all money received by a Controller, an Attorney or any Beneficiary under or by virtue of this Deed or a Mortgage shall be applied in the manner and order determined by the Mortgagee. If the Mortgagee does not make a determination, the following order will apply.

(a)	First: all costs, charges and expenses of any Beneficiary, Controller or Attorney which are incurred in or are incidental to the exercise or performance or attempted exercise or performance of a Power or otherwise in relation to this Deed, a Mortgage or any Ancillary Security.

(b)	Second: any other outgoings which the Controller, Attorney or the Mortgagee thinks fit to pay.

(c)	Third: the Controller’s remuneration.

(d)	Fourth: to each holder of a Security of which the Mortgagee is aware and which has priority over the Mortgage in relation to the relevant Secured Property, to the extent, and in order, of priority.

(e)	Fifth: to the Mortgagee for the account of the Beneficiaries towards satisfaction of the Secured Money (rateably among the Beneficiaries, if more than one, but subject to any agreement between the Beneficiaries).

(f)	Sixth: to each holder of a Security of which the Mortgagee is aware and which ranks after the Mortgage in relation to the relevant Secured Property, to the extent, and in order, of priority.

(g)	Seventh: the surplus (if any) belongs to the Mortgagor.

The surplus will not carry interest. If it pays the surplus to the credit of an account in the name of the Mortgagor with any bank carrying on business in Australia, the Controller, Beneficiary or Attorney (as the case may be) will be under no further liability in respect of it.

15.2	Money actually received

(a)	In applying any money towards satisfaction of the Secured Money the Mortgagor will be credited only with the money available for that purpose which is actually received by the relevant Beneficiary. The credit will date from the time of receipt.

(b)	That money will be appropriated as between principal, interest and other amounts as the relevant Beneficiary determines. Any such appropriation by the relevant Beneficiary will override any appropriation made by the Mortgagor.

15.3	Amounts contingently due

If any Secured Money is contingently owing to any Beneficiary at the time of a distribution of an amount under clause 15.1 (Order):

(a)	that amount will be taken to be money due and owing under the relevant Mortgage for the purposes of s58(3) of the Real Property Act 1900 (NSW) or s112(4) of the Conveyancing Act 1919 (NSW); and

(b)	the Mortgagee may retain any of that amount.

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If the Mortgagee does retain any of that amount, it will place the amount retained on short term interest bearing deposit until the relevant Secured Money becomes actually due or ceases to be contingently owing, and the Mortgagee shall then:

(c)	pay to that Beneficiary the amount which becomes actually due to it; and

(d)	apply the balance of the amount retained (together with interest earned on the deposit) in accordance with clause 15.1 (Order).

15.4	Notice of subsequent Security

(a)	If any Beneficiary receives actual or constructive notice of a subsequent Security affecting any Secured Property it may open a separate account in the name of the Mortgagor or the Issuer in the books of that Beneficiary.

(b)	If that Beneficiary does not open a new account it will be treated as if it had done so at the time it received actual or constructive notice of the Security.

(c)	From the time the new account is opened or is taken to be opened:

(i)	all advances and accommodation made available by that Beneficiary to the Mortgagor or the Issuer;

(ii)	all payments and repayments made by the Mortgagor or the Issuer to that Beneficiary; and

(iii)	money to be applied towards the Secured Money under clause 15.1(e) (Order),

will be or will be taken to be debited or credited, as appropriate, to the new account. Payments, repayments and other money will only be applied in reduction of other Secured Money to the extent that there is no debit balance in that account.

15.5	Conversion of currencies on application

For the purpose of making an application under clause 15.1 (Order) any Beneficiary, Controller or Attorney may purchase one currency with another, whether or not through an intermediate currency, whether spot or forward, in the manner and at the time it thinks fit.

16	Other Security over Secured Property

(a)	Any Beneficiary, Controller or Attorney may rely on the certificate of a holder of another Security affecting or purporting to affect the Secured Property as to the amount and property secured by the Security.

(b)	The Mortgagee or any Controller may pay or agree to pay the amount certified by the holder of a Security or purported Security to be necessary to discharge it or some of the indebtedness secured by it or to acquire it. From the date of payment that amount will be part of the Secured Money and the Mortgagor shall indemnify the Mortgagee (or if other Beneficiaries indemnify the Mortgagee, those other Beneficiaries) and the Controller against that amount. This applies whether or not that Security or purported Security was valid or prior, equal or subsequent ranking or the property or money stated in the certificate were secured by it.

17	Protection of Beneficiaries, Controller and Attorney

To the extent permitted by law, no Beneficiary, Controller or Attorney will be liable:

(a)	in respect of any conduct, delay, negligence or breach of duty in the exercise or non- exercise of a Power; nor

(b)	for any loss (including indirect loss) which results, except where it arises from fraud or gross negligence on the part of any Beneficiary, Controller or Attorney.

Mortgage Terms Deed

18	Protection of Third Parties

18.1	No enquiry

No party to any Dealing (as defined below) and no person asked to register a Dealing:

(a)	is bound to enquire:

(i)	whether an Event of Default has occurred or whether a Mortgage has become enforceable;

(ii)	whether a person who is, or, purports or is purported to be, a Controller or Attorney is duly appointed;

(iii)	as to the amount of Secured Money and whether Secured Money is due and payable; or

(iv)	in any other way as to the propriety or regularity of the Dealing; or

(b)	is affected by notice that the Dealing is unnecessary or improper.

For the protection of any party to a Dealing or a person registering a Dealing, the Dealing will be taken to be authorised by this Deed and will be valid accordingly, even if there is any irregularity or impropriety in the Dealing.

In this clause a Dealing is:

(c)	any payment, or any delivery or handing over of an asset, to; or

(d)	any acquisition, incurring of Finance Debt, receipt, sale, Lease, disposal or other dealing, by,

any Beneficiary, Controller or Attorney, or any person who purports or is purported to be a Controller or Attorney.

18.2	Receipt

The receipt of any Authorised Officer of any Beneficiary, Controller or Attorney (or person who purports, or is purported, to be a Controller or Attorney) for any money or assets payable to or receivable or received by it exonerates the person paying that money or handing over that asset from being concerned as to their application, or from being liable or accountable for their loss or misapplication.

19	Expenses, Indemnity

19.1	Expenses

The Mortgagor shall reimburse each Beneficiary, Controller and Attorney for its expenses in relation to:

(a)	the preparation, execution and completion of the Transaction Documents and any subsequent consent, agreement, approval, waiver or amendment; and

(b)	(i)	any actual or contemplated enforcement of the Transaction Documents, or the actual or contemplated exercise, preservation or consideration of any Powers under the Transaction Documents or in relation to the Secured Property; and

(ii)	any enquiry by a Government Agency concerning the Mortgagor or the Secured Property or a transaction or activity the subject of the Transaction Documents or in connection with which financial accommodation or funds raised under a Transaction Document are used or provided.

Mortgage Terms Deed

This includes legal costs and expenses (including in house lawyers charged at their usual rate) on a full indemnity basis, expenses incurred in any review or environmental audit or in retaining consultants to evaluate matters of material concern to the Beneficiaries, any Receiver or Attorney, and administrative costs including time of its executives (whose time and costs are to be charged at reasonable rates).

19.2	Indemnity

The Mortgagor shall indemnify each Beneficiary, Controller and Attorney against any loss, cost, liability or expense (including legal costs on a full indemnity basis) which any Beneficiary, Controller or Attorney (or any officer or employee of any of them) incurs as a result of or in connection with:

(a)	any Event of Default or breach of any Transaction Document;

(b)	any exercise or attempted exercise of any Power or any failure to exercise any Power; or

(c)	the Secured Property or the existence of any interest in or control or Power with respect to the Secured Property.

20	Currency Indemnity

20.1	General

The Mortgagor shall indemnify each Beneficiary against any deficiency which arises whenever for any reason (including as a result of a judgment or order or Liquidation):

(a)	that Beneficiary receives or recovers an amount in one currency (the Payment Currency) in respect of an amount denominated under a Transaction Document in another currency (the Due Currency); and

(b)	the amount actually received or recovered by that Beneficiary under its normal practice when it converts the Payment Currency into the Due Currency is less than the relevant amount of the Due Currency in respect of which the payment was received.

20.2	Reimbursement

Where an amount to be reimbursed or indemnified against under a Transaction Document is denominated in a currency other than US dollars, if the person to be reimbursed or indemnified so requests, the Mortgagor shall reimburse or indemnify it against the amount of US dollars which the person certifies that it used to buy the relevant amount of the other currency in accordance with its normal procedures. If the person does not so request, the Mortgagor shall reimburse or indemnify it in the relevant currency.

21	Interest on Overdue Amounts

21.1	Accrual and payment

(a)	(Accrual) Interest accrues on each unpaid amount which is due and payable by the Mortgagor under or in respect of any Transaction Document (including interest under this clause):

(i)	on a daily basis up to the date of actual payment from (and including) the due date or, in the case of an amount payable by way of reimbursement or indemnity, the date of disbursement or loss, if earlier;

(ii)	both before and after judgment (as a separate and independent obligation); and

Mortgage Terms Deed

(iii)	at the rate provided in clause 21.2 (Rate), except where the relevant Transaction Document provides otherwise.

(b)	(Payment) The Mortgagor shall pay interest accrued under this clause on demand and on the last Business Day of each calendar quarter. That interest is payable in the currency of the unpaid amount on which it accrues.

21.2	Rate

The rate applicable under this clause is the sum of 2% pa plus the higher of the following, each as determined by the Mortgagee:

(a)	the rate (if any) applicable to the unpaid amount immediately before the due date; and

(b)	the sum of the margin that the Mortgagee certifies that it would charge at the date of this Deed in calculating interest on loans to the Issuer and:

(i)	if the amount is denominated in Australian dollars, the business overdraft rate (whatever called) published by a leading bank each as selected by the Mortgagee; or

(ii)	(A)	if the rate in paragraph (i) is not available; or

	(B)	the amount is denominated in any other currency, then, for each successive funding period of no more than three months selected by the Mortgagee, the Mortgagee’s cost of funds in that currency for the funding period.

Interest on amounts other than Australian or New Zealand dollars or Sterling is calculated on the basis of a year of 360 days.

22	Certificate as to Amount of Secured Money

A certificate signed by an Authorised Officer of a Beneficiary will be conclusive evidence against the Mortgagor, in the absence of manifest error:

(a)	as to the amount of Secured Money stated in that certificate;

(b)	that a document specified in that certificate is a Transaction Document; and

(c)	that the relevant Beneficiary is of the opinion stated in the certificate.

23	Survival of Obligations

(a)	(Representations and warranties) Each representation or warranty in a Transaction Document survives the execution and delivery of the Transaction Documents and the provision of financial accommodation.

(b)	(Indemnity) Each indemnity, reimbursement or similar obligation in a Transaction Document:

(i)	is a continuing, separate and independent obligation;

(ii)	is payable on demand; and

(iii)	survives termination or discharge of the relevant Transaction Document and repayment of financial accommodation.

Where a party is obliged to indemnify another party against any loss, cost, charge, liability, expense, deficiency or other amount, it shall pay on demand from time to time the amount stated by the other party to be the amount indemnified against.

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24	Continuing Security

Each of each Mortgage and each Ancillary Security is a continuing security despite any settlement of account, intervening payment or anything else until a final discharge of this Deed, each Mortgage and each Ancillary Security has been given to the Mortgagor.

25	Other Securities

No Power and nothing in this Deed, any Mortgage or any Ancillary Security merges in, or in any other way prejudicially affects or is prejudicially affected by:

(a)	any other Guarantee or Security; or

(b)	any judgment, right or remedy against any person, which any Beneficiary or any person claiming through any Beneficiary may have at any time.

26	Waivers, Remedies Cumulative

(a)	No failure to exercise and no delay in exercising a Power operates as a waiver, nor does any single or partial exercise of a Power preclude any other or further exercise of that or any other Power.

(b)	Powers in this Deed, each Mortgage and each Ancillary Security are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

27	Severability of Provisions

(a)	Any provision of this Deed , a Mortgage or any Ancillary Security which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this Deed, a Mortgage or any Ancillary Security nor affect the validity or enforceability of that provision in any other jurisdiction.

(b)	Without limiting the generality of paragraph (a):

(i)	the definition of Secured Money for the purposes of a Mortgage does not include any liability so long as and to the extent that the inclusion of that liability would avoid, invalidate or render ineffective clause 3 or the security constituted by the Mortgage; and

(ii)	the definition of Secured Property for the purposes of a Mortgage does not include any asset so long as and to the extent that the inclusion of that asset would invalidate, avoid or render ineffective clause 3 or the security constituted by the Mortgage.

The Mortgagor must use its best endeavours to satisfy any condition or obtain any Authorisation which may be necessary to include that liability or asset validly under the Mortgage.

28	Moratorium Legislation

To the full extent permitted by law, all legislation which at any time, directly or indirectly, may:

(a)	lessen, remove, vary or otherwise affect, in favour of the Mortgagor, any obligation under this Deed, a Mortgage or any Ancillary Security; or

(b)	delay, prevent, defeat or prejudicially affect the exercise by any Beneficiary, Controller or Attorney of any Power, is excluded from this Deed, each Mortgage and any Ancillary Security, and the Mortgagor waives its rights under that legislation.

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29	Assignments

(a)	Subject to the other Transaction Documents, the Mortgagee may assign or novate all or any of its rights or novate all or any of its obligations under this Deed, each Mortgage and each Ancillary Security to another person. On that person agreeing in a deed in favour of the Mortgagor to assume all obligations of the Mortgagee novated to it, the Mortgagee will be relieved of those obligations.

(b)	Subject to the other Transaction Documents, any other Beneficiary may assign all or any of its rights under this Deed or a Mortgage. Any novation of its obligations provided for under a Transaction Document will, to the extent it applies to this Deed and the Mortgage, be effective in relation to this Deed and the Mortgage, in accordance with its terms.

(c)	If a Beneficiary’s rights under this Deed and a Mortgage are assigned or novated, the Secured Money will include all actual and contingent liability of the Mortgagor and each other Relevant Company to the assignee, whether or not it was incurred before the assignment or novation or in contemplation of it.

(d)	The Mortgagor may only assign or novate any of its rights or obligations under this Deed, a Mortgage or any Ancillary Security with the prior consent of the Mortgagee. Any purported assignment or novation without such consent will be ineffective.

30	Notices

All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Deed and a Mortgage:

(a)	must be in writing signed by an Authorised Officer of the sender (or in the case of an electronic mail message, sent from the electronic mail address of an Authorised Officer of the sender); and

(b)	will be conclusively taken to be given or made when delivered, received or left at the address or electronic mail address of the recipient shown in Schedule 1 or to any other address or electronic mail address which it may have notified the sender but, if delivery or receipt is on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4pm (local time), it will be conclusively taken to have been received at the commencement of business on the next day on which business is generally carried on in that place.

31	Authorised Officers

The Mortgagor irrevocably authorises each Beneficiary to rely on a certificate by a person purporting to be its director or secretary as to the identity and signatures of its Authorised Officers. The Mortgagor warrants that those persons have been authorised to give notices and communications under or in connection with the Transaction Documents.

32	Governing Law and Jurisdiction

This Deed and each Mortgage are governed by the laws of New South Wales and of the Commonwealth of Australia applying there. To the extent permitted by law, so is any security interest (as defined by the Personal Property Securities Act 2009 (Cth)) under it. The Mortgagor irrevocably accepts the non-exclusive jurisdiction of courts with jurisdiction there, and waives any right to object to the venue on any ground.

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33	Third Party Provisions

33.1	Security not to be affected

None of this Deed, any Mortgage, any Ancillary Security or any Power nor the obligations of the Mortgagor under this Deed or a Mortgage will be affected by anything which but for this provision might operate to release, prejudicially affect or discharge them or in any way relieve the Mortgagor from any obligation including:

(a)	the grant to any person of any time, waiver or other indulgence, or the discharge or release of any person;

(b)	any transaction or arrangement that may take place between any Beneficiary and any person;

(c)	the Liquidation of any person;

(d)	any Beneficiary becoming a party to or bound by any compromise, moratorium, assignment of property, scheme of arrangement, composition of debts or scheme of reconstruction by or relating to any person;

(e)	any Beneficiary exercising or delaying or refraining from exercising any other security or any right, power or remedy conferred on it by law or by any Transaction Document or by any other document or agreement with any person;

(f)	the amendment, variation, novation, replacement, rescission, invalidity, extinguishment, repudiation, avoidance, unenforceability, frustration, failure, expiry, termination, loss, release, discharge, abandonment, assignment or transfer, in whole or in part and with or without consideration, of any Transaction Document, or of any other Security or Guarantee or other document or agreement held by any Beneficiary at any time or of any right, obligation, power or remedy;

(g)	the taking or perfection of or failure to take or perfect a Security or Guarantee or other document or agreement;

(h)	the failure by any Beneficiary or any other person to notify the Mortgagor of any default by any person under any Transaction Document or any other document or agreement with any Beneficiary;

(i)	any Beneficiary obtaining a judgment against any person for the payment of any Secured Money;

(j)	any legal limitation, disability, incapacity or other circumstance relating to any person;

(k)	any change in circumstance (including any change in the members or constitution of any person);

(l)	any Guarantee or Security or other document or agreement not being valid or executed by, or binding on, any person; or

(m)	any increase in the Secured Money for any reason (including as a result of anything referred to above), whether with or without the consent of the Mortgagor. References to any person include the Issuer, the Mortgagor or any other person.

33.2	Principal and independent obligation

Each of this Deed, each Mortgage and each Ancillary Security is a principal and independent obligation. It is not ancillary or collateral to any other Security, right or obligation.

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33.3	No marshalling

No Beneficiary is obliged to marshal or appropriate in favour of the Mortgagor or to exercise, apply or recover:

(a)	any Security or Guarantee (including any Transaction Document) held by a Beneficiary at any time; or

(b)	any of the funds or assets that Beneficiary may be entitled to receive or have a claim on.

33.4	No competition

Until the Secured Money has been irrevocably paid and discharged in full the Mortgagor is not entitled to and shall not:

(a)	be subrogated to any Beneficiary or any person who has any rights against the Issuer or any provider of Ancillary Security or claim the benefit of any Security or Guarantee held by any Beneficiary or any such person at any time;

(b)	either directly or indirectly prove in, claim or receive the benefit of, any distribution, dividend or payment arising out of or relating to the Liquidation of the Issuer, or any person who gives Ancillary Security; or

(c)	have or claim any right of contribution or indemnity for any reason (whether or not relating to this Deed or a Mortgage) from the Issuer, or any person who gives Ancillary Security,

except as directed by the Mortgagee.

The receipt of any distribution, dividend or other payment by any Beneficiary out of or relating to any Liquidation will not prejudice the right of any Beneficiary to recover the Secured Money by enforcement of this Deed, each Mortgage and each Ancillary Security.

The Mortgagor shall comply with any direction under this clause.

If the Mortgagor receives any proceeds from the Liquidation of the Issuer or any other security provider (whether following a direction of the Mortgagee or otherwise) it shall immediately pay those proceeds to the Mortgagee in reduction of the Secured Money. Until it makes that payment, those proceeds will be held in trust for the Mortgagee.

33.5	Suspense of amounts received

Until the Secured Money has been paid in full or each Beneficiary has received or recovered money that (after any applicable expenses and exchanges) is sufficient to pay the Secured Money in full, each Beneficiary may:

(a)	apply, or refrain from applying, in satisfaction of the Secured Money, all or any money received or recovered in respect of the Secured Money (whether under this Deed, a Mortgage or otherwise, including by way of set-off or as a dividend in a Liquidation); and

(b)	claim against any person (including by proving in any Liquidation) in respect of the full amount of the Secured Money disregarding the money received or recovered and not so applied.

33.6	Rescission of payment

Whenever for any reason (including under any law relating to Liquidation, fiduciary obligations or the protection of creditors):

(a)	all or part of any transaction of any nature (including any payment or transfer) made during the term of this Deed or a Mortgage which affects or relates in any way to the Secured Money is void, set aside or voidable;

Mortgage Terms Deed

(b)	any claim that anything contemplated by paragraph (a) is upheld, conceded or compromised; or

(c)	any Beneficiary is required to return or repay any money or asset received by it under any such transaction or the equivalent in value of that money or asset, each Beneficiary will immediately become entitled against the Mortgagor to all rights in respect of the Secured Money and the Secured Property which it would have had if all or the relevant part of the transaction or receipt had not taken place. The Mortgagor shall indemnify each Beneficiary against any resulting loss, cost or expense. This clause continues to apply after this Deed and the Mortgage is discharged.

33.7	Variation

This Deed, each Mortgage and any Ancillary Security cover the Secured Money as varied from time to time including as a result of:

(a)	any new Transaction Document or any amendment to any Transaction Document; or

(b)	the provision of further accommodation to the Issuer, and whether or not with the consent of or notice to the Mortgagor. This does not limit any other provision.

33.8	Indemnity

If any Secured Money (including money which would have been Secured Money if recoverable) is not recoverable from the Issuer for any reason, including any legal limitation, disability or incapacity affecting the Issuer or an obligation or right in any Transaction Document being or becoming unenforceable, void, illegal, limited, suspended or stayed and whether or not:

(a)	any transaction was or is void or illegal or has been subsequently avoided; or

(b)	any matter or fact relating to that transaction was or ought to have been within the knowledge of any Beneficiary, the Mortgagor shall indemnify each Beneficiary in respect of that money and shall pay that money to the relevant Beneficiary.

34	Set-Off

(a)	Each Beneficiary may set-off any obligation of any type in any currency that it owes the Mortgagor (including any credit balance in any account of the Mortgagor with any branch of that Beneficiary (whether or not matured)) against any obligation of the Mortgagor to that Beneficiary under or in relation to any Transaction Document to pay any sum then payable. No Beneficiary need make the set-off. This right is independent of any security interest granted under the Transaction Documents.

(b)	A Beneficiary may exchange currencies to make that set-off. Any right of set-off will extinguish the relevant obligations only to the extent set off.

35	Acknowledgement by Mortgagor

The Mortgagor confirms that:

(a)	it has not entered into any Transaction Document in reliance on, or as a result of, any statement or conduct of any kind of or on behalf of any Beneficiary or any associate of any Beneficiary (including any advice, warranty, representation or undertaking); and

(b)	no Beneficiary nor any associate of any Beneficiary is obliged to do anything (including disclose anything or give advice), except as expressly set out in a Transaction Document or in writing duly signed by or on behalf of any Beneficiary or any associate of any Beneficiary.

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Schedule 1

Notice Details

Mortgagor

Name:	Cowcumbla Investments Pty Ltd (ACN 155 048 454)

Address:	Unit 2, 100 Park Road, Slacks Creek QLD 4127

Email:	bob@energreennutrition.com.au

Attention:	Bob (Wei) Wu

Mortgagee

Name:	Arena Investors, LP

Address:	405 Lexington Avenue, 59th Floor, New York, NY 10174

Email:	ystramer@arenaco.com / tradeops@arenaco.com

Attention:	Yoav Stramer, Director

Mortgage Terms Deed

Schedule 2

Subdivision

1.1	Application

This Schedule applies if all or any part of the Secured Property is or becomes part of a Shared Scheme.

1.2	Definitions

In this Schedule the following definitions apply.

Governing Body means each entity which manages or administers any Shared Scheme of which the Secured Property is or becomes part.

Shared Scheme means each scheme or plan regulated by a Shared Scheme Law. Examples of properties that are often part of a shared scheme are strata title home units and town houses, and properties in integrated developments.

Shared Scheme Law means any legislation that provides for:

(a)	the subdivision and development of land with shared property;

(b)	the subdivision of buildings;

(c)	the management of land that is subdivided and has shared property; or

(d)	the management of subdivided buildings.

1.3	By laws and Shared Scheme Law

The Mortgagor will comply promptly with all its duties and obligations under the by laws, rules and constituent documents of the Shared Scheme and under Shared Scheme Law, and will use its best endeavours to ensure that the Governing Body does the same.

1.4	Levies

The Mortgagor will promptly pay all contributions levied by the Governing Body in respect of the Secured Property and any other amounts payable by it to the Governing Body.

1.5	Insurance

The Mortgagor will:

(a)	insure and keep insured every lot or parcel comprised in the Secured Property in the names of the Mortgagor and the Mortgagee for an amount equal to the aggregate of the Secured Money and all money secured by any Security or claim which has legal priority over this Deed or a Mortgage; and

(b)	use its best endeavours to ensure that the Governing Body takes out and maintains whatever insurance it is required to by law and, if the Mortgagee asks, will give the Mortgagee particulars of all insurance taken out by the Governing Body.

1.6	Strata roll

The Mortgagor will ensure that the Mortgagee’s interest in the Secured Property is recorded in the strata roll, community roll or its functional equivalent (whatever called).

1.7	Performance of duties of Governing Body

If, in the opinion of the Mortgagee, the Governing Body fails to comply with its duties and obligations under the by-laws, rules and constituent documents of the Shared Scheme or under Shared Scheme Law then, at the request of the Mortgagee, the Mortgagor will comply with these duties and obligations so far as they are capable of being complied with by the Mortgagor.

Mortgage Terms Deed

1.8	Notice of meetings

The Mortgagor will:

(a)	notify the Mortgagee of any meetings of the Governing Body and the nature of the business to be discussed at that meeting at least five days before that meeting; and

(b)	immediately give the Mortgagee a copy of any notice received from the Governing Body which relates to the Secured Property.

1.9	Voting rights

(a)	The Mortgagor will:

(i)	vote at any meeting of the Governing Body in a prudent manner; and

(ii)	not vote at any meeting of the Governing Body while an Event of Default continues, except with the consent of, and in accordance with the directions (if any) of, the Mortgagee.

(b)	If an Event of Default is continuing, the Mortgagee will be entitled in its absolute discretion to exercise the voting and other rights of the Mortgagor in respect of any meeting of the Governing Body.

1.10	Additional powers of a Receiver

In addition to clause 9.8 a Receiver may:

(a)	(call meetings) take necessary action to call a meeting of the Governing Body;

(b)	(move motions) move a motion at a meeting of the Governing Body;

(c)	(vote) vote on a motion moved at a meeting of the Governing Body;

(d)	(apply for information) apply for any information it may desire from the Governing Body; and

(e)	(perform duties) perform any duties or powers of the Governing Body.

1.11	Applications under Shared Scheme Law

The Mortgagor will:

(a)	at its expense, make any application the Mortgagee reasonably requires; and

(b)	in all other cases, not make any application without the Mortgagee’s prior written consent, under Shared Scheme Law in respect of the Secured Property.

1.12	Default

It is an additional Event of Default for the purposes of the Transaction Documents if:

(a)	the Mortgagor, without the prior consent of the Mortgagee, exercises any of the rights, powers and privileges accruing to the Mortgagor as a member of the Governing Body, or the Governing Body exercises any of its rights or powers in relation to the Secured Property or any shared property, in any way which is inconsistent with the Transaction Documents or which may have an AOI Material Adverse Effect; or

(b)	an application is made to a Government Agency for an order varying or terminating a Shared Scheme which affects any part of the Secured Property or any such order is made.

Mortgage Terms Deed

Schedule 3

Licensed Premises

1.1	Application

This Schedule applies if a Licence is required for any activity carried out on or in connection with any part of the Secured Property.

1.2	Definitions

In this Schedule the following definitions apply.

Licence means any right, licence, permit, allocation, quota or authorisation (including under any law relating to gaming and betting or the sale of liquor) which allows activity to be carried out on or in connection with any Secured Property.

Licensee means the holder for the time being of any Licence.

1.3	Protection of Licence

The Mortgagor will, or if the Mortgagor is not the Licensee, the Mortgagor will ensure that the Licensee does:

(a)	(maintain licence) obtain, promptly renew and maintain the Licence in full force and effect and oppose any application to cancel or restrict it;

(b)	(carry on activity) conduct in a proper and orderly manner the activity conducted on the Secured Property for which the Licence is held;

(c)	(comply with legislation) promptly comply with all laws, Authorisations and requirements of any Government Agency binding on it in connection with the Licence or the activity for which the Licence is held;

(d)	(fees) pay or cause to be paid all fees for the Licence and promptly give the Mortgagee a copy of the receipt or other evidence of payment;

(e)	(documents) promptly give the Mortgagee a copy of any document or notification it files or lodges with any Government Agency in relation to the Licence or the activity for which the Licence is required;

(f)	(notices) promptly give the Mortgagee a copy of any summons, conviction, order or notice from a Government Agency affecting the Mortgagor, the Licensee, the Secured Property or the Licence; and

(g)	(negative covenants) not without the consent of the Mortgagee:

(i)	change the use of the Secured Property;

(ii)	remove or apply to remove the Licence or allow the Licence to be removed from the Secured Property to other premises;

(iii)	surrender or attempt to surrender the Licence;

(iv)	dispose of or deal with any interest in the Licence or agree or attempt to do so; or

(v)	create or allow to exist any Security which affects or may affect the Licence.

1.4	Default

Each of the following is also an Event of Default for the purposes of the Transaction Documents.

Mortgage Terms Deed

(a)	(Cancellation of Licence) The Licence expires without being renewed or is or becomes liable to be cancelled, revoked, forfeited or removed from the Secured Property.

(b)	(Transfer of Licence) The Licence is or is attempted to be transferred to any other person without the Mortgagee’s consent.

(c)	(Conditions varied) The Licence is modified or amended or conditions are attached to it in a manner unacceptable to the Mortgagee.

1.5	Additional Powers

In addition to clause 9.5, if an Event of Default occurs, the Mortgagor:

(a)	will, at the request of the Mortgagee, use its best endeavours to obtain a transfer of the Licence to the Mortgagee or its nominee; and

(b)	irrevocably authorises the Mortgagee or a Controller, if it has entered into possession of the Secured Property, to carry on the activity for which the Licence was granted for and in the name of the Mortgagor.

1.6	Power of attorney

Any Attorney may do anything which in the opinion of the Attorney or the Mortgagee is necessary or expedient for the protection of the Licence, including obtaining the continuation, transfer, renewal or removal of the Licence, and for that purpose signing in the name of the Mortgagor all applications, notices, transfers and other documents and instituting, conducting and defending legal proceedings. This does not limit clause 10.

1.7	Covenants by Licensee

If the Mortgagor is not the Licensee, the Mortgagor will ensure that every Licensee executes a deed in the form required by the Mortgagee in which the Licensee:

(a)	covenants with the Mortgagee to perform the obligations of the Mortgagor contained in this clause;

(b)	appoints each of the Mortgagee, each Authorised Officer of the Mortgagee and each Controller severally as his attorney with the powers contained in this clause; and

(c)	to the maximum extent permitted by law, agrees not to sell, assign, encumber, surrender, terminate, amend or otherwise deal with the Licence without the Mortgagee’s consent.

Mortgage Terms Deed

Schedule 4

Mortgage of Lease

1.1	Application

This Schedule applies to any part of the Secured Property comprising a Lease to the Mortgagor.

1.2	Warranty

The Mortgagor represents and warrants that:

(a)	the Lease is valid and subsisting, duly stamped and (if required) registered; and

(b)	no event has occurred which entitles the lessor to forfeit the Lease by re-entry or otherwise whether before or after giving notice or time elapsing or both.

1.3	Additional covenants

The Mortgagor will:

(a)	(perform obligations) perform all its obligations under the Lease;

(b)	(notices) immediately give to the Mortgagee a copy of any notice or other communication received from the lessor relating to the Lease or to the premises in it;

(c)	(renew) unless the Mortgagee directs otherwise, exercise on time any option to renew the Lease; and

(d)	(amend lease) not amend, surrender, assign or terminate the Lease, or agree or attempt to do so, without the consent of the Mortgagee.

1.4	Default

Any event which entitles the lessor to forfeit the Lease by re-entry or otherwise, whether before or after giving notice or time elapses or both, is also an Event of Default.

Mortgage Terms Deed

Schedule 5

Rural Land

1.1	Application

This Schedule applies to any part of the Secured Property which is agricultural, pastoral or horticultural land or used for forestry.

1.2	Maintenance

The Mortgagor will cultivate, manage and preserve the Secured Property properly and efficiently including by taking reasonable action (such as fencing and reasonable spraying) to keep it free from disease, pests and harmful vegetation.

1.3	Liens

The Mortgagor will:

(a)	at the request of the Mortgagee but at the cost of the Mortgagor give to the Mortgagee, further to secure the Secured Money, a stock mortgage or a lien in the form required by the Mortgagee on every wool clip or crop of agricultural or horticultural produce on the Secured Property; and

(b)	not give or allow to exist any other Security on or over that stock, clip or crop without the consent of the Mortgagee.

1.4	Quotas

The Mortgagor will comply with the conditions of any Authorisations or quotas affecting or regulating production on or from the Secured Property or the sale of its produce and will not do or permit anything which may cause any such Authorisation or quota to be forfeited, revoked, cancelled or reduced.

Mortgage Terms Deed

Each person executing this Deed on behalf of a party states that they have no notice of revocation or suspension of their authority.

Executed and delivered as a Deed

The Mortgagor

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by Cowcumbla Investments Pty Ltd:
Director Gary Seaton	Director/Secretary Bob (Wei) Wu
Print Name	Print Name

Mortgage Terms Deed

Mortgage Terms Deed

The Mortgagee

SIGNED SEALED AND DELIVERED by ARENA INVESTORS, LP

By:
Name:
Title

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